Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

GLYCOGENESYS, INC.

May 5, 2004

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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AMENDED AND RESTATED BY-LAWS

OF

GLYCOGENESYS, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the corporation shall be maintained in the State of Nevada, and the registered agent in charge thereof is The Corporation Trust Company or such other registered agent as the Board of Directors may appoint from time to time.

Section 1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or as the Chairman (defined below) or President, in their good faith judgment, shall determine that the business of the corporation so requires.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.1 Place of Meetings. All meetings of the stockholders, whether annual or special, shall be held at the principal offices of the corporation, or at such other place within or without the State of Nevada as may be fixed from time to time by the Chairman of the Board, if any, the President or the Board of Directors. The Chairman of the Board, if any, the President or the Board of Directors may, in their sole discretion, determine that stockholders and proxyholders may attend and participate by means of remote communication in a stockholder meeting held at a designated place. As to any meeting where attendance and participation by remote communication is authorized by the Chairman of the Board, if any, the President or the Board of Directors, and subject to such guidelines and procedures as the Chairman of the Board, if any, the President or the Board of Directors may adopt for any such meeting, stockholders and proxy holders not physically present at such meeting of the stockholders shall be entitled to: (i) participate in such meeting of the stockholders; and (ii) be deemed present in person and vote at such meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. At all meetings of the stockholders, all persons attending the meeting, whether present in person or participating by remote communication, must be able to hear each other. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

Section 2.2 Annual Meetings. An annual meeting of the stockholders, commencing with the year 2004, shall be held on the fourth Tuesday in June of each year, but if a legal holiday, then on the next secular day following, or at such other date and time as the Board of Directors shall determine. At the annual meeting of the stockholders, the stockholders shall elect a Board of Directors, and transact such other business as may be required by law or these By-laws, or as may properly be brought before the meeting.

Section 2.3 Notice of Meeting. Notice of the annual meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is held, shall be given, in writing or, if consented to by the stockholder, by electronic transmission, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, and to each stockholder who by law, the Articles of Incorporation or these By-laws, is entitled to notice. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken, except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if: (i) a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting, (ii) evidence of a waiver of notice delivered by electronic transmission before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or (iii) if the stockholder attends such meeting in person, by remote communication or by proxy without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner permissible under the laws of the State of Nevada) by the stockholder to whom the notice is given, and such notice shall be deemed to be given at the time, if delivered by electronic mail when directed to an electronic mail address at which the stockholder has consented to receive notice, and if delivered by any other form of electronic transmission when directed to the stockholder. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, if any, the President or a majority of the Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.5 Notice of Special Meetings. Notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given, in writing or by electronic transmission, not less than ten (10) nor more than sixty

(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner permissible under Nevada law) by the stockholder to whom the notice is given, and such notice shall be deemed to be given at the time, if delivered by electronic mail when directed to an electronic mail address at which the stockholder has consented to receive notice, and if delivered by any other form of electronic transmission when directed to the stockholder. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 2.6 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person, by remote communication or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, by remote communication or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting. When a quorum is present at any meeting, and subject to the provisions of the law of the State of Nevada, the Articles of Incorporation or these By-laws in respect of the vote that shall be required for a specified action, the vote of the holders of a plurality of the shares having voting power, present in person, by remote communication or represented by proxy, for election to any office shall elect to such office, and the vote of the holders of a majority of the shares having voting power, present in person, by remote communication or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one (1) vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Articles of Incorporation.

Section 2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after six months from the date of its creation, unless the proxy provides that it shall be effective for a longer period, which period may not exceed 7 years from the date of creation of the proxy unless the proxy is irrevocable as provided in this paragraph and pursuant to Nevada law. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

Section 2.9 Consent in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. Subject only to the Articles of Incorporation of the corporation, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the law of the State of Nevada nor by the Articles of Incorporation nor by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.2 Number of Directors. The number of directors which shall constitute the whole Board shall be a number not less than one (1) nor more than nine (9), as the stockholders or Board of Directors may from time to time establish. The Directors of the corporation, subject to the rights of the holders of shares of any class or series of preferred stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class (“Class I”) whose current term expires at the 2005 annual meeting of stockholders, another class (“Class II”) whose current term expires at the 2006 annual meeting of stockholders, and another class (“Class III”) whose current term expires at the 2004 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the corporation, and subject to the rights of the holders of shares of any class or series of preferred stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and shall hold office until his successor is elected and qualified or until his earlier resignation, removal or disqualification.

Section 3.3 Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, excluding those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Articles of Incorporation or of these By-laws as to the number of directors required for a quorum or for any vote or other actions. A Director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. A Director elected to fill a newly created directorship shall hold office for the term remaining of the class to which he or she is elected and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 3.4 Place of Meetings. The Board of Directors may hold its meetings outside of the State of Nevada, at the office of the corporation or at such other places (if any) as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

Section 3.5 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-laws, of the corporation; and, unless the resolution designating the committee, the By-laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.6 Compensation of Directors. Non-employee directors, as such, may receive such stated salary, equity or other compensation for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Employee directors shall not receive additional compensation for their services as directors.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of Nevada and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Nevada designated in the notice of the meeting, when called by the Chairman of the Board, if any, the President, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board, if any, the President or any one of the directors calling the meeting.

Section 3.9 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent thereto is signed by all the members of the Board of Directors or of the committee, and such writing is filed with the records of the meetings of the Board of Directors or committee thereof.

Section 3.10 Participation in Meetings by Conference. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.11 Notice of Meetings. Notice of the time, date and place (if any) of all special meetings of the Board of Directors shall be given to each Director by the Secretary, Assistant Secretary, the Chairman of the Board, if any, the President or any one or more of the directors calling the meeting. Notice shall be given to each Director in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice is executed by him before or after the meeting, or if communication with such director is unlawful, and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 3.12 Quorum and Manner of Acting. Except as otherwise provided in these By-laws, a majority of the total number of directors as at the time in office shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the Articles of Incorporation or by these By-laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty (30) days.

Section 3.13 Removal. A director may be removed at any time, either with or without cause, but only by the affirmative vote of two-thirds of the shares issued and outstanding and entitled to vote in elections of directors.

Section 3.14 Resignations. Any Director may resign at any time by delivering a written notice of resignation signed by such Director to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.15 Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 3.16 Interested Directors and Officers.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The officers of the corporation shall be a President, a Secretary, a Treasurer and such other officers, if any, as the Board of Directors may elect or appoint, including without limitation one or more Vice Presidents, a Chief Financial Officer, a Controller and a General Counsel. Officers shall report to the Board of Directors. One person may hold any number of said offices. The Board of Directors may also elect from its own membership a Chairman of the Board of Directors and a Vice Chairman.

Section 4.2 Powers. Subject to law, to the Articles of Incorporation and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

Section 4.3 Election, Term of Office and Eligibility. The officers of the corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.4, shall hold office until his successor shall have been duly chosen and qualified or until his death, resignation or removal. None of the officers need be members of the Board.

Section 4.4 Subordinate Officers. The Board of Directors may appoint such Vice Presidents, Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. At any time or from time to time the Board of Directors may delegate to any officer their power to elect or appoint any such officer or agent.

Section 4.5 Removal. The Chairman of the Board, if any, the President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of a majority of the total number of directors at the time in office. Any subordinate officer appointed pursuant to Section 4.4 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers. The Board of Directors may at any time terminate or modify the authority of any agent.

Section 4.6 Chairman of the Board. The Chairman of the Board, if any, shall have general supervision and control of its business and affairs, subject to the direction of the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman shall preside, when present, at all meetings of the stockholders and the Board of Directors.

Section 4.7 The President. Unless the Board of Directors otherwise specifies, the President shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the corporation. He may sign, with the Treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, notes, checks, drafts, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform such other duties as may be prescribed by the Board of Directors from time to time. The President need not be a director.

Section 4.8 The Vice Presidents. One or more Vice Presidents may be appointed pursuant to Section 4.4 hereof. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors.

Section 4.9 The Secretary. The Secretary shall:

(a) keep the minutes of the meetings of the stockholders and of the Board of Directors;

(b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law;

(c) be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

(d) have charge of the stock record books of the corporation; and

(e) in general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-laws and as from time to time are assigned to him by the Board of Directors or by the President.

Section 4.10 The Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to Section 4.4 hereof, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 4.11 The Treasurer. The Treasurer shall:

(a) receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized;

(b) render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, financial and other appropriate reports on the condition of the corporation; and

(c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

Section 4.12 The Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to Section 4.4 hereof, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

Section 4.13 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 4.14 Bonds. If the Board of Directors or the President shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the President, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 4.15 Delegation of Duties. In case of the absence of any officer of the corporation or for any other reason which is deemed sufficient by the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

Section 4.16 Vacancies. If the office of the Chairman, the President, the Treasurer or the Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the Chairman, the President, the Treasurer and the Secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification of Directors and Officers. The corporation shall indemnify, to the fullest extent permitted by the law of the State of Nevada any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the corporation, its stockholders, a third party or otherwise (a “Proceeding”), by reason of the fact that he is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense (including, but not limited to, attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including expenses incurred in seeking such indemnification. However, such indemnification shall exclude (i) indemnification with respect to any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with this corporation with respect to their activities prior to said transaction, unless specifically authorized by the Board of Directors or stockholders of this corporation. Such indemnification shall include prompt payment of expenses incurred by a director or officer in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the corporation under this Article V, which undertaking shall be an unsecured general obligation of the director or officer and may be accepted without regard to his ability to make repayment; provided, however, that no such expenses shall be paid to or on behalf of any officer (including, without limitation, an officer who is a member of the Board of Directors) without the approval of the Board of Directors, if the subject matter of such action, suit or proceeding relates in any way to an alleged act of fraud or moral turpitude. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 5.2 Indemnification of Employees, Agents and Others. The corporation may, to the extent authorized from time to time by resolution of the Board of Directors, grant rights to indemnification and to an advancement of expenses, pursuant to the provisions of this Article V, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that (i) he, she or it is or was an employee or agent of the corporation, or (ii) is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) is or was a partner, employee or agent of such person or the officer, director or shareholder of a partner of such person, or a partnership of which such person is or was a partner.

Section 5.3 Nature of Indemnification Rights. The indemnification rights provided in this Article V shall be a contract right and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or partner and inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director or officer of the corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V.

Section 5.4 Amendment. The provisions of this Article may be amended as provided in Section 9.8; however, no amendment or repeal of such provisions which adversely affects the rights of a director or officer under this Article V with respect to his acts or omissions prior to such amendment or repeal, shall apply to him without his consent.

ARTICLE VI

SHARES OF STOCK

Section 6.1 Issuance and Regulation. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

Section 6.2 Stock Certificates. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, if any, or the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

Section 6.3 Restriction on Transfer of Securities. A restriction on the transfer or registration of securities of the corporation may be imposed either by the Articles of Incorporation or by these By-laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

Section 6.4 Transfer of Shares. Subject to the restrictions permitted by Section 6.3, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof upon the surrender or cancellation of a certificate or certificates for a like number of shares, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the corporation may reasonably require. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada.

Section 6.5 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Lost Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII

BOOKS AND RECORDS

Section 7.1 Location. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Nevada as the Board of Directors may from time to time determine.

Section 7.2 Inspection. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations, as the Board of Directors may prescribe, except as otherwise provided by statute.

Section 7.3 Stock Ledger. The corporation shall maintain a stock ledger or a duplicate stock ledger, revised no less frequently than annually, containing the names, alphabetically arranged, of all stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. The stock ledger shall be kept at the registered office of the corporations or at such place as may be designated from time to time by the board of directors; provided, however, that if the stock ledger is not maintained at the registered office, the corporation shall keep a statement at its registered office setting forth the name of the custodian of the stock ledger or duplicate stock ledger and the address where the stock ledger or duplicate stock ledger is kept. The stock ledger or duplicate stock ledger shall be available for inspection and copying by the stockholders at such times, and subject to such regulations, as the Board of Directors may prescribe, except as otherwise provided by statute.

Section 7.4 Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word “Nevada” and in the center shall be inscribed the year of incorporation.

ARTICLE VIII

DIVIDENDS AND RESERVES

Section 8.1 Dividends. The Board of Directors of the corporation, subject to any restrictions contained in the Articles of Incorporation and other lawful commitments of the corporation, may declare and pay dividends or make other distributions; provided, however, that no distribution, including the payment of a dividend, may be made if, after giving it effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Section 8.2 Reserves. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December of each year.

Section 9.2 Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

Section 9.3 Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

Section 9.4 Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

Section 9.5 Notices. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given by electronic transmission, in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by facsimile transmission, addressed to such director or stockholder at such address as appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent by electronic transmission, mailed or sent by facsimile transmission.

Section 9.6 Waivers of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 9.7 Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the President, the Treasurer or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its President or a Vice President. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

Section 9.8 Amendment of By-laws.

These By-Laws may be amended, altered or repealed

(1) by resolution adopted by a majority of the Board of Directors then in office at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(2) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of the corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

provided, that the Board of Directors may not amend or repeal Article V or this Section 9.8 or any provisions of these By-laws which by law, by the Articles of Incorporation or by these By-laws requires action by the stockholders.